Exhibit 10.1

MATTERSIGHT CORPORATION

AND

THE PURCHASERS NAMED HEREIN

COMMON STOCK PURCHASE AGREEMENT

July 23, 2014

MATTERSIGHT CORPORATION

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of July 23, 2014 by and between Mattersight Corporation, a Delaware corporation (the “Company”), and those purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time (each a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

A. The Company has authorized the sale and issuance of up to 2,891,566 shares (the “Shares”) of the common stock of the Company, $0.01 par value per share (the “Common Stock”), to certain investors in a private placement (the “Offering”).

B. Pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to sell to the Purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time, and such Purchasers, severally and not jointly, desire to purchase from the Company, that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A, on the terms and subject to the conditions set forth in this Agreement.

TERMS AND CONDITIONS

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Purchase of the Shares.

1.1 Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on Exhibit A for an aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A (the “Purchase Price”).

1.2 Placement Agent Fee. The Purchasers acknowledge that the Company intends to pay to Craig-Hallum Capital Group LLC, in its capacity as the placement agent for the Offering (the “Placement Agent”), a fee in respect of the sale of Shares to certain Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions, or other payments owing by the Company to the Placement Agent or any other persons from or acting on behalf of the Company hereunder.

1.3 Closing; Closing Date. The completion of the sale and purchase of the Shares (the “Closing”) shall be held at 9:00 a.m. (Central Time) as soon as practicable following the satisfaction of the conditions set forth in Section 4 (the “Closing Date”), at the offices of Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, IL 60601, or at such other time and place as the Company and Purchasers may agree.

1.4 Delivery of the Shares. At the Closing, subject to the terms and conditions hereof, (i) the Company will deliver to each Purchaser a stock certificate or certificates, in such denominations and registered in such names as such Purchaser may designate by notice to the

Company, representing the Shares, dated as of the Closing Date, and (ii) each Purchaser, severally and not jointly, will cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price for the Shares to be purchased by such Purchaser as set forth in Exhibit A, unless other means of payment shall have been agreed upon by the Purchasers and the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser, except as set forth in the Company SEC Documents (as defined in Section 2.5, below):

2.1 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Shares. This Agreement has been duly authorized, executed, and delivered by the Company and, upon due execution and delivery by the Purchasers, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally and to general equitable principles.

2.2 No Conflict with Other Instruments. The execution, delivery, and performance of this Agreement, the issuance and sale of the Shares, and the consummation of the actions contemplated by this Agreement will not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (A) any provision of the Company’s Certificate of Incorporation or Bylaws as in effect on the date hereof or at the Closing; (B) any contract, instrument, or other agreement to which the Company or any subsidiary is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the Company SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (each, a “Material Contract”); or (C) any statute, rule, law, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of their respective assets or properties; or (ii) result in the creation or imposition of any lien, encumbrance, or other adverse claim whatsoever upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, acceleration, or cancellation of any Material Contract, except in the case of (i)(B) and (ii) above, as would not result in a material adverse effect on the Company or its subsidiaries’ (taken as a whole) business, financial condition, properties, results of operations, prospects, or assets, or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.3 Certificate of Incorporation; Bylaws. The Company has made available to the Purchasers true, correct, and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate, and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.5 SEC Filings; Financial Statements. The Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “10-K”), and all other reports or proxy statements filed by the Company with the Securities and Exchange Commission (the “SEC”) since December 31, 2013 and prior to the date hereof (collectively, the “Company SEC Documents”): (i) at the time of filing thereof, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Exchange Act”); and (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company SEC Documents are the only filings required of the Company pursuant to the Exchange Act for such period. The financial statements included in each Company SEC Document (A) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be disclosed therein or in the notes thereto and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (B) fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates shown and the consolidated results of operations and cash flows and changes in stockholders’ equity for the periods shown. Except as set forth in the financial statements included in the Company SEC Documents filed prior to the date hereof, neither the Company nor its subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to March 31, 2014, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to March 31, 2014, have not had nor could reasonably be expected to have a Material Adverse Effect.

2.6 Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which (A) 19,277,529 shares are issued and outstanding as of the date of this Agreement, and (B) 2,610,826 shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement; (ii) 5,000,000 shares of Series B stock, of which 1,648,209 shares are issued and outstanding as of the date of this Agreement and none of which are reserved for issuance upon the exercise or conversion of outstanding options, warrants or other convertible securities as of the date of this Agreement; and (iii) 35,000,000 shares of undesignated preferred stock, none of which, as of the date of this Agreement, are outstanding or reserved for issuance upon the exercise or conversion of outstanding options, warrants or other convertible securities. All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein or as disclosed in the Company SEC Documents, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants, or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary; (ii) obligations of the Company to purchase, redeem, or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares.

2.7 Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as set forth in the Company SEC Documents, all of the outstanding capital stock or other securities of each subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.

2.8 Valid Issuance. The Shares are duly authorized and, when issued, sold, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale, and delivery of the Shares in accordance with the terms hereof, will not be subject to preemptive rights of stockholders of the Company.

2.9 Offering. Assuming the accuracy of the representations of each Purchaser in Section 3.3 of this Agreement on the date hereof and on the Closing Date, the offer, issue and sale of the Shares to the Purchasers as contemplated hereby are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. Other than the Company SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

2.10 Litigation. Except as set forth in the Company SEC Documents, there is no action, suit, proceeding, or investigation pending or, to the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company (the “Company’s Knowledge”), currently threatened against the Company or any of its subsidiaries, that (i) if adversely determined would reasonably be expected to have a Material Adverse Effect or (ii) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding, or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. Neither the Company nor any subsidiary is subject to any injunction, judgment, decree, or order of any court, regulatory body, arbitral panel, administrative agency, or other government body.

2.11 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required for the execution, delivery, and performance by the Company of this Agreement and the offer, issuance, and sale of the Shares, except for filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which notices will be filed by the Company on a timely basis.

2.12 No Brokers. Except for any fees payable to the Placement Agent, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

2.13 Compliance. The Company is not in violation of its Certificate of Incorporation or Bylaws. Neither the Company nor the subsidiaries have been advised or have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules, and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state, and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and the subsidiaries has all necessary franchises, licenses, certificates, and other authorizations from any foreign, federal, state, or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and they subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates, and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.14 No Material Changes. Except as disclosed in the Company SEC Documents, since March 31, 2014, there has not been any change that has had or would reasonably be expected to have a Material Adverse Effect. Since March 31, 2014, the Company has not declared or paid any dividend or distribution on its capital stock.

2.15 Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or any of its subsidiaries and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s Knowledge, any other party to such contracts is in breach of or default under any of such contracts. The Company has no contracts or agreements that would constitute a material contract as such term is defined in Item 601(b) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

2.16 Intellectual Property; Privacy Policies.

(a) The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results, or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”). All issued patents, registered trademarks, and registered copyrights owned by the Company were duly registered in, filed in, or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions and since issuance have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

(b) To the Company’s Knowledge, it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries ownership of all material Intellectual Property with respect to their products and technology. To the Company’s Knowledge, no third party is interfering with, infringing upon, misappropriating, or violating any Intellectual Property of the Company or its subsidiaries.

(c) To the Company’s Knowledge, the present business, activities, and products of the Company and its subsidiaries do not infringe upon any intellectual property of any other person. No proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property has been filed since March 31, 2014 or is pending.

(d) No proceedings have been instituted or pending or, to the Company’s Knowledge, threatened, which challenge the rights of the Company to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, other than licenses entered into in the ordinary course of the Company’s and its subsidiaries’ businesses, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor any subsidiary is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

(e) All licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary, are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary with respect thereto, and, to the Company’s Knowledge, no other party to any such license or other agreement is in default thereunder (and there exists no condition which, with the passage of time or otherwise, would constitute a default by such other party).

(f) The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal, and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their operations. With respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and, to the Company’s Knowledge, there has been no unauthorized access to or other misuse of such information.

2.17 Exchange Compliance. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance, in all material respects, with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market. The issuance of the Shares does not require stockholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.

2.18 Form S-3 Eligibility. The Company is eligible to register the Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

2.19 [Reserved]

2.20 Taxes. The Company has filed all necessary federal, state, local, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company’s Knowledge there is no tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction.

2.21 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.22 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.23 Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.24 Related Party Transactions. To the Company’s Knowledge, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation,

any of its subsidiaries), officers, or directors, or any affiliate or affiliates of any such affiliate, officer, or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14, or 15(d) of the Exchange Act other than those transactions that have already been so disclosed.

2.25 Books and Records. The books, records, and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

2.26 Disclosure Controls and Internal Controls.

(a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) and designed such controls and procedures to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. To the Company’s Knowledge, there is no (i) significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or any of its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

(c) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or any of its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d) Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures, or capital resources.

(e) To the Company’s Knowledge, neither the board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s or any subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or any subsidiary’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s or any subsidiary’s internal controls.

2.27 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

2.28 Application of Takeover Protections; Rights Agreement. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.29 Foreign Corrupt Practices. Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.30 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.31 Employee Relations. The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure, or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

The Company is in compliance with all federal, state, local, and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.32 Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii), and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local, or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.33 Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since March 31, 2014, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.34 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. With the exception of the proposed sale of Shares as contemplated herein (as to which the Company makes no representation), neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.35 Certain Acknowledgements. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.7 and 6.11 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales (as defined below) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach hereof.

3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1 Legal Power. If the Purchaser is a corporation, limited partnership, or limited liability company, such Purchaser is validly existing and has all requisite corporate, partnership, or limited liability company power and authority to invest in the Shares pursuant to this Agreement. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2 Due Execution. This Agreement has been duly authorized, executed, and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement and obligation of the Purchaser enforceable against such Purchaser in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3 Investment Representations.

(a) Investment for Own Account. The Purchaser is acquiring the Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the

Securities Act. Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(b) Transfer Restrictions; Legends. The Purchaser understands that (i) the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they have not been registered under the Securities Act and are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances; (ii) the Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchasers in this Agreement, and that the Shares must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) the Shares will be subject to the following legend until the earlier of (1) such date as the Shares have been registered for resale by the Purchaser or (2) the date the Shares are eligible for sale under Rule 144 under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) until the applicable date set forth in clause (iii) above unless the conditions specified in the foregoing legends are satisfied or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, or other satisfactory assurances of such nature are given to the Company.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

The Shares shall not bear any legend (including the legend set forth in this Section): (i) following a sale of such Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on the Shares, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser Shares that are free from the restrictive legend provided for in this Section 3.3(b). Upon request of a Purchaser, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after such time as restrictive legends are not required on the Shares if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system.

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from the Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c) Financial Sophistication; Due Diligence. The Purchaser can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Purchaser has, in connection with its decision to purchase the Shares, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision. Such Purchaser acknowledges receipt of copies of the Company SEC Documents.

(d) Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e) Residency. The Purchaser is organized under the laws of the state set forth beneath such Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath such Purchaser’s name on the signature page attached hereto.

(f) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares published in any newspaper, magazine, or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Purchaser was first contacted by the Company or the Placement Agent, such Purchaser had a pre-existing and substantial relationship with the Company or the Placement Agent.

3.4 No Investment, Tax or Legal Advice. Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. Each Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

3.5 Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. Each Purchaser acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the Offering of the Shares by the Company, that the information and data provided to the Purchaser in connection with the transaction contemplated hereby has not been subjected to independent verification by the Placement Agent, and that the Placement Agent has made no representation or warrant whatsoever with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser acknowledges that it has not taken any actions that would deem the Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act.

3.6 Limited Ownership. The purchase of the Shares issuable to each Purchaser at the Closing will not result in such Purchaser (individually or together with any other person or entity with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, along or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

3.7 Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the securities covered by this Agreement. Other than to other persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

4. Conditions to Closing.

4.1 Conditions to Obligations of Purchasers at Closing. Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment to that Purchaser’s reasonable satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing and a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchasers.

(b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to each Purchaser, the certificates required by this Agreement.

(c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Company’s Knowledge, threatened by the SEC, or any governmental authority having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling, or injunction will have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution of Agreements. The Company shall have executed this Agreement and have delivered this Agreement to the Purchasers.

(e) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of the Company certifying as to the truth and accuracy of the resolutions of the applicable committee to which the board of directors has delegated its authority relating to the transactions contemplated hereby and the resolutions of the board of directors relating the formation of such committee (a copy of which shall be included with such certificate).

(f) Trading and Listing. Trading and listing of the Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market.

(g) Market Listing. The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. and the Principal Market with respect to the issuance of the Shares.

(h) Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

(i) Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

(j) Opinion. The Company shall have delivered to Purchasers the opinion of counsel to the Company, dated as of the Closing Date in substantially the form attached hereto as Exhibit B.

4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment to the Company’s reasonable satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 3 shall be true and correct in all material respects when made and on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing. The Purchasers shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(c) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Company’s Knowledge, threatened by the SEC, or any governmental authority having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling, or injunction will have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Execution of Agreements. The Purchasers shall have executed this Agreement and delivered this Agreement to the Company.

4.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Purchasers;

(ii) By the Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv) By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to August 6, 2014;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this Section 4.3, written notice thereof shall forthwith be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers. Nothing in this Section 4.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

5. Additional Covenants.

5.1 Reporting Status. The Company agrees to use its commercially reasonable efforts to file with the SEC, in a timely manner all reports and other documents required of the Company under the Exchange Act. The Company will take such actions as a Purchaser may reasonably request, to the extent required from time to time to enable such Purchaser to sell the Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

5.2 Listing. The Company will use commercially reasonable efforts to maintain the listing of its Common Stock, including the Shares, on the Principal Market or an alternative listing on the New York Stock Exchange or NYSE MKT and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges, if and as applicable.

5.3 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend, or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or price per share shall be amended appropriately to account for such event.

5.4 Confidential Information. Each Purchaser covenants that it will maintain in confidence the receipt and content of any Suspension Notice (as defined herein) under Section 6.2 until such information (i) becomes generally publicly available other than through a violation of this provision by the Purchaser or its agents or (ii) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on Section 5.4(ii), the Purchaser will give the Company at least fifteen (15) days’ prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and, the Purchaser will furnish only that portion of the non-public information which is legally required and will exercise all reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished; provided, further, that notwithstanding each Purchaser’s agreement to keep such information confidential, each Purchaser makes no such acknowledgement that any such information is material non-public information.

5.5 Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, such agents or counsel with the opportunity to accept or refuse to accept such material non-public information for review and any Purchaser wishing to obtain such information shall have executed a written agreement regarding the confidentiality and use of such information. Furthermore, if the Company has disclosed any material non-public information to the Purchaser, the Purchaser has no duty to keep such information confidential following the public announcement of this transaction.

5.6 Restriction on Future Issuances. The Company will not, from the date of this Agreement through the date that is 30 days after the effective date of the Registration Statement (the “Lock-Up Period”), (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (x) grants of options, shares of Common Stock and other awards to purchase or receive shares of Common Stock under the Company’s equity incentive plans that are in effect as of or prior to the date hereof or (y) issuances of shares of Common Stock upon the exercise or conversion of securities outstanding as of the date of this Agreement in accordance with the terms of such securities in effect on the date hereof or upon the exercise of options or other awards granted under the Company’s equity incentive plans. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

5.7 Restriction on Variable Rate Transactions. From the date hereof until the twelve-month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or any outstanding convertible instruments, options or warrants or similar securities (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an agreement for an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price (other than standard and customary “preemptive” or “participation” rights and excluding any agreement by the Company to issue shares of its Common Stock as consideration in an acquisition, merger or similar business combination transaction). For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.” Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

6. Registration Rights.

6.1 Registration Procedures and Expenses.

(a) The Company shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as reasonably practicable following Closing, but in no event later than 30 days following Closing, a registration statement on Form S-3 (or any successor to Form S-3), covering the resale of the Registrable Securities (as defined below) (the “S-3 Registration Statement”) and as soon as reasonably practicable thereafter but in no event later than 90 days following the Closing (120 days in the event of a full review of the S-3 Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchasers. For purposes of this Agreement, the term “Registrable Securities” shall mean the Shares and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares. In the event that Form S-3 (or any successor form) is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of the Purchasers’ registration rights pursuant to Section 6.6, the Company shall prepare and file with the SEC, as promptly as reasonably practicable following the Closing but in no event later than 30 days following Closing, a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (the “S-1 Registration Statement” and collectively the S-3 Registration Statement, the “Registration Statement”) and as soon as reasonably practicable thereafter but in no event later than 90 days after the Closing (120 days in the event of a full review of the S-1 Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchasers. If the Registration Statement has not been either (i) filed with the SEC on or before the date that is 30 days after the Closing (the “Required Filing Date”), or (ii) declared effective by the SEC on or before the date that is 90 days after the Closing, or 120 days after the Closing in the event of a full review of the Registration Statement by the SEC (the “Required Effective Date”), the Company shall, on the business day immediately following either the Required Filing Date or the Required Effective Date, as applicable, and each 30th day thereafter, make a payment to the Purchasers as partial liquidated damages for such delay (together, the “Late Registration Payments”) equal to 1% of the Purchase Price paid for the Shares then owned by the Purchasers until the Registration Statement is declared effective by the SEC. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Purchasers by wire transfer or check within five business days after the earlier of (i) the end of each 30 day period following the Required Filing Date or the Required Effective Date, as applicable or (ii) the effective date of the Registration Statement. If the Company fails to pay any liquidated damages pursuant to this section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. “Business day” means any day except Saturday, Sunday, and any day that is a federal legal holiday in the United States.

(b) The Company shall use commercially reasonable efforts to:

(i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof (the “Prospectus”) used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the Registrable Securities held by a Purchaser for a period ending on the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) during a three-month period or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144. At such time the Company is no longer required to keep the Registration Statement current and effective for the Registrable Securities held by a Purchaser (the “Registration Statement Termination Date”), that Purchaser will no longer accrue any additional liquidated damages payments pursuant to Sections 6.1(a) or 6.2(c); however, the Company shall still be obligated to make all payments under Sections 6.1(a) or 6.2(c) that were not made prior to the Registration Statement Termination Date for that Purchaser. The Company shall notify each Purchaser promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of

Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii) furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(iii) make any necessary blue sky filings;

(iv) pay the expenses incurred by the Company and the Purchasers in complying with Section 6, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

(v) advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vi) with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Registrable Securities to the public without registration: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the SEC that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

6.2 Transfer of Shares After Registration; Suspension.

(a) Except in the event that Section 6.2(b) applies, the Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchasers copies of any documents filed pursuant to Section 6.2(a)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) when the amendment has become effective).

(b) Subject to Section 6.2(c), in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Purchaser, the Company and the Purchasers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 6.2(b).

(c) Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its commercially reasonable efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 45 days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). In the event that there occurs a Suspension (or part thereof) that does not constitute a Qualifying Suspension, the Company shall pay to the Purchaser, on the 30th day following the first day of such Suspension (or the first day of such part), and on each 30th day thereafter, an amount equal to 1% of the Purchase Price paid for the Shares purchased by the Purchaser and not previously sold by the Purchaser with such payments to be prorated on a daily basis during each 30 day period and will be paid to the Purchaser by wire transfer or check within five business days after the end of each 30 day period following.

(d) If a Suspension is not then in effect, the Purchasers may sell Registrable Securities under the Registration Statement, provided that they comply with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to a Purchaser and to any other parties reasonably requiring such Prospectuses.

(e) The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent may issue, in connection with the sale of the Registrable Securities, certificates representing such Registrable Securities without restrictive legend, provided the Registrable Securities are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm that no further opinion of counsel is required at the time of transfer in order to issue such Registrable Securities without restrictive legend.

(f) The Company shall cause its transfer agent to issue a certificate without any restrictive legend to a purchaser of any Registrable Securities from the Purchasers, if no Suspension is in effect at the time of sale, and (a) the sale of such Registrable Securities is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act); (b) the holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Registrable Securities may be made without registration under the Securities Act; or (c) such Registrable Securities are sold in compliance with Rule 144 under the Securities Act.

6.3 Indemnification. For the purpose of this Section 6.3:

(a) the term “Selling Stockholder” shall mean a Purchaser, its executive officers and directors and each person, if any, who controls that Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

(c) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

(e) Each Purchaser severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Purchaser to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Purchaser specifically for use in preparation of the Registration Statement, and that Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Purchaser from the sale of the Registrable Securities pursuant to the Registration Statement.

(f) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g) If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the liable Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the liable Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Purchasers shall be required to contribute any amount in excess of the amount by which the net amount received by that Purchaser from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which that Purchaser has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

(h) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(i) The obligations of the Company and of the Purchasers under this Section 6.3 shall survive completion of any offering of Registrable Securities in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 3 or this Section 6 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. The Company shall request an opinion of counsel promptly upon receipt of a request therefor from Purchaser.

6.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by a Purchaser, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to each Purchaser:

(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6.5 as filed with the SEC and all other information that is made available to stockholders; and

(c) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of a Purchaser, will meet with each Purchaser or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with the Purchasers conducting an investigation for the purpose of reducing or eliminating the Purchasers’ exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with a Purchaser until and unless that Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

6.6 Public Statements; Limitation on Information. The Company agrees to disclose on a Current Report on Form 8-K the existence of the Offering and the material terms, thereof, including pricing, within one business day after it specifies the Closing Date in accordance with Section 1.3. Such Current Report on Form 8-K shall include a form of this Agreement (and all exhibits and schedules thereto) as an exhibit thereto. The Company will not issue any public statement, press release or any other public disclosure listing a Purchaser as one of the purchasers of the Shares without that Purchaser’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed. The Company shall not provide, and shall cause each of its subsidiaries and the respective officers, directors, employees and agents of the Company and each of its subsidiaries not to provide, the Purchasers with any material nonpublic information regarding the Company or any subsidiary from and after the date the Company files, or is required by this Section to file, the Current Report on Form 8-K with the SEC without the prior express written consent of the Purchaser.

6.7 Limits on Additional Issuances. The Company will not, for a period of six months following the Closing Date offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. Except for the issuance of equity awards under the Company’s equity incentive plans, the issuance of Common Stock upon exercise of outstanding options and warrants, the issuance of Common Stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six months prior to the date of this Agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

6.8 Form D and State Securities Filings. The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Shares, as required under Regulation D under the Securities Act, no later than 15 days after the Closing Date. The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of Shares.

6.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Purchaser to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Registrable Securities. Any such permitted assignee shall have all the rights of such Purchaser under this Section 6 with respect to the Registrable Securities transferred.

6.10 Selling Stockholder Questionnaire. Each Purchaser agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit C (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Purchaser in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to any such Purchaser who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three business days prior to the filing of the Registration Statement.

6.11 Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the Discussion Time and ending at such time the transactions contemplated by this Agreement are first publicly announced. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and any material non-public information provided to the Purchaser. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced and (iii) no Purchaser shall have any duty of confidentiality to the Company or its subsidiaries with respect to the transactions contemplated by this Agreement after the issuance of the Current Report on Form 8-K as described in Section 6.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the securities covered by this Agreement.

7. Miscellaneous.

7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

7.2 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.3 Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.4 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers holding Shares that constitute at least a majority of the Shares then held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon any holder of any Shares purchased under this Agreement, each future holder of all such securities, and the Company.

7.6 Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other parties for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

7.7 Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

Mattersight Corporation

200 S. Wacker Drive, Suite 820

Chicago, Illinois 60606

Attention: Mark Iserloth

Facsimile: 775-252-9987

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Attention: Steven J. Gavin, Esq.

Facsimile: 312-558-5700

if to the Purchaser, at its address on the signature page to this Agreement.

7.8 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

7.9 Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.10 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[The Remainder of this Page is Blank]

IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

MATTERSIGHT CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Name of Purchaser

By:

Name:

Title:

Investment Amount (# shares):

Investment Amount ($ @ 4.15/share):

Tax Identification No.:

State of Organization:

State of Principal Place of Operations:

Address for Notice:

Attention:

Telephone:

Facsimile:

Delivery Instructions (if different from above):

Attention:

Telephone:

Facsimile:

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Common Shares	Aggregate Purchase Price	State of Organization	State of Principal Place of Operations

EXHIBIT B

FORM OF OPINION OF COMPANY COUNSEL

[Capitalized terms shall have the meanings ascribed thereto in the Common Stock Purchase Agreement. Subject to reasonable and customary qualifications and assumptions.]

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Company has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Agreement. The Company and each subsidiary have all necessary corporate power and authority to conduct its business as it is, to our knowledge, currently conducted and described in the Company SEC Documents, and to own, lease, and license its properties and assets.

3. The execution, delivery, and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Company.

4. The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with its terms.

5 Except for filings, authorizations, or approvals contemplated by the Agreement, no authorizations or approvals of, and no filings with, any governmental or administrative agency, regulatory authority, stock market, or trading facility are necessary or required by the Company for the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby.

6. Neither the execution and delivery of the Agreement by the Company, nor the consummation or performance by the Company of any of the transactions contemplated by the Agreement (i) contravene, conflict with, or result in a violation of any provisions of the Company’s articles of incorporation or bylaws; (ii) constitute a violation of any U.S. federal or state law, rule or regulation applicable to the Company; (iii) violate any judgment, decree, order, or award of any court, governmental body, or arbitrator specifically naming the Company; or (iv) with or without notice and/or the passage of time, conflict with, or result in the breach or termination of, any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge, or encumbrance upon, the properties or assets of the Company pursuant to, any agreement filed as an exhibit to any Company SEC Document filed on or after January 1, 2013.

7. To our knowledge, except as provided or disclosed in the Agreement or in the Company SEC Documents, no person or entity is entitled to any preemptive, right of first refusal, contractual, or similar rights with respect to the issuance of the Shares.

8. The Shares have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the Shares, when issued, sold, and delivered against payment therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully-paid, and non-assessable.

9. Assuming the accuracy of the representations and warranties of each of the Purchasers set forth in Section 3 of the Agreement, the offer, issuance, and sale of the Shares at the Closing pursuant to the Agreement are exempt from the registration requirements of the Securities Act and the securities or “blue sky” laws of any state.

10 We are not aware of any actions, suits, arbitrations, claims, proceedings, or investigations pending or threatened against the Company or any of its subsidiaries or any of their respective operations, businesses, properties, or assets by or before any court, arbitrator, or government or regulatory commission, board, body, authority, or agency that challenges the validity of any actions taken or to be taken by the Company pursuant to the Agreement or the transactions contemplated thereby.

11. To our knowledge, except as set forth in the Agreement, no holders of the Company’s securities have rights to the registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement or the Offering, except as set forth in the Company SEC Documents.

EXHIBIT C

SELLING STOCKHOLDER QUESTIONNAIRE

MATTERSIGHT CORPORATION

Questionnaire for Selling Stockholder

This questionnaire is necessary to obtain information to be used by Mattersight Corporation (the “Company”) to complete a Registration Statement (the “Registration Statement”) covering the resale of certain shares of Company Common Stock. Please complete and return this questionnaire to Winston & Strawn, LLP the Company’s legal counsel, to the attention of Arlene Lim either by mail to Winston & Strawn, LLP, 35 W. Wacker Drive, Chicago, IL 60601-9703or by fax to 312-558-5700. Please return the questionnaire by July 28, 2014 or sooner, if possible. Call Arlene Lim at 312-558-6061 with questions.

FAILURE TO RETURN THE QUESTIONNAIRE MAY RESULT IN THE EXCLUSION OF YOUR NAME AND SHARES FROM THE REGISTRATION STATEMENT.

Please answer all questions. If the answer to any question is “None” or “Not Applicable,” please so state.

If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

1.	Please correct your name and/or address if not correct below

Name:
Address:

2.	Please state the total number of currently outstanding shares of Company Common Stock and Preferred Stock that you beneficially own* and the form of ownership and the date that you acquired such stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository, or in “street name” for your account. (DO NOT list convertible notes, options, and warrants. See Question #3).

3.	Please list any outstanding convertible notes, options, and warrants to purchase Company Common Stock that you beneficially own*, including (i) the number of shares of Company Common Stock to be issued upon the exercise of such option or warrant, (ii) the date such option or warrant is exercisable, (iii) the expiration date and (iv) the exercise price per share of EACH such option and warrant.

Number of Shares Covered by Option or Warrant	Date Exercisable	Exercise Price	Expiration Date

4.	Please list the number of shares of Common Stock listed under Question #2 above that you wish to include in the Registration Statement.

5.	If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

6.	If you are an entity, please identify the natural person(s) who exercise sole or shared voting power* and/or sole or shared investment power* with regard to the shares listed under Question #2 and Question #3.

7.	Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the shares listed under Question #2 and Question #3.

8.	List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

9.	If you expressly wish to disclaim any beneficial ownership* of any shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

10.	With respect to the shares that you wish to include in the Registration Statement, please list any party that has or may have secured a lien, security interest or any other claim relating to such shares, and please give a full description of such claims.

11.	Please review Appendix B “Plan of Distribution.” Please identify and describe any method of distribution, other than described in Appendix B, that you plan on using to sell your shares of the Company’s Common Stock. By signing below you agree to distribute your shares of the Company’s Common Stock as described in Appendix B and this Item 11 and to notify the Company of any plan to distribute the Company’s Common Stock that is not described in Appendix B or herein under Item 11.

The undersigned, a Selling Stockholder of the Company, hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify Arlene Lim of Winston & Strawn LLP, at the address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the shares of Common Stock of the Company are sold pursuant to the Registration Statement referred to above. Otherwise, the Company is to understand that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.

Dated:                      , 20

By:
Name:
Its:

APPENDIX A

TO EXHIBIT C

CERTAIN TERMS USED IN QUESTIONNAIRE

AFFILIATE

An “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.

BENEFICIAL OWNERSHIP

A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.

INVESTMENT POWER

“Investment power” includes the power to dispose, or to direct the disposition of, a security.

VOTING POWER

“Voting power” includes the power to vote, or to direct the voting of, a security.

APPENDIX B

TO EXHIBIT C

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders and certain transferees a total of                  shares of Common Stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. If the shares of Common Stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders will sell their shares of Common Stock subject to the following:

•	all of a portion of the shares of Common Stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our Common Stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

•	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;

•	some or all of the shares of Common Stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock to close out short positions or loan or pledge shares of Common Stock to broker-dealers or agents that in turn may sell such shares; and

•

in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of Common Stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of Common Stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of Common Stock by other means not covered in this prospectus in which case the transferee, devisee, or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of Common Stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will bear all expenses of the registration of the shares of Common Stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related securities purchase agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.